Contact:	Harriss T. Currie Vice President, Finance and Chief Financial Officer 512-219-8020 hcurrie@luminexcorp.com
LUMINEX CORPORATION REPORTS FIRST QUARTER 2008 RESULTS
AUSTIN, Texas (May 8, 2008) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2008. Financial and operating highlights include the following:
•	Consolidated total revenue of $23.0 million, a 38.6 percent increase year-over-year

•	Delivery of the Company’s 5,000th instrument

•	System shipments of 220 for the first quarter, up 21 percent from the first quarter of 2007, for an installed base total of 5,199

•	Consumables and royalty revenue up 36 percent and 39 percent, respectively, from the first quarter of 2007

•	Consolidated gross profit margin of 66 percent for the first quarter

•	Received U.S. Food & Drug Administration (FDA) clearance of xTAGTM Respiratory Viral Panel (RVP)

•	Expanded agreements with Abbott Laboratories for global distribution of Luminex’ RVP and with Invitrogen to renew and expand their license and supply agreement for Luminex’ xMAP Technology-based products and platforms

•	Signed collaboration agreements with Tyson Foods, Inc. for food safety and animal health tests and with Wageningen UR to develop multiplex screening solutions for the Agro Biotechnology market

•	Presented to over 350 participants at Planet xMAP USA 2008, the Company’s annual North American multiplexing technology symposium held in Boston
Consolidated revenue for the first quarter of 2008 was $23.0 million, a 38.6 percent increase over first quarter 2007 revenue of $16.6 million. Net loss for the first quarter of 2008 was $1.2 million, or ($0.03) per share, compared with net income of $136,000, or $0.00 per share, for the same period last year. Beginning on March 1, 2007, Luminex’ consolidated results included the results of operations of its acquired subsidiary, Luminex Molecular Diagnostics, or LMD. For the first quarter of 2008, LMD incurred a net loss of $1.5 million, after the elimination of inter-segment revenue and expense.
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LMNX Reports First Quarter 2008 Results

May 8, 2008
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2008	2007
Revenue
Technology Segment	$18,656	$15,415
Assay Segment	4,356	1,192

	23,012	16,607

Operating income (loss)
Technology Segment	899	833
Assay Segment	(2,167)	(1,205)

Operating loss	(1,268)	(372)
“We are very pleased with our results for the first quarter, which represents a solid start for Luminex in 2008,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “In addition to achieving a number of significant milestones, we are extremely pleased to report balanced growth across our product lines and business segments. The Company continued its organic growth with good performance in our Technology Segment, an indication of the increased acceptance of our proprietary xMAP Technology-based products and platforms. Consumables and royalty revenues grew at several times the market growth rate, favorably affecting our gross profit margin percentage. We are also pleased with the progress we have made with our two Assay Group product businesses, LBG and LMD, both of which have provided additional momentum to the business.” continued Balthrop. “We will continue to develop innovative products, like xTAG RVP and FlexmiR™ Select MicroRNA and advance our pipeline through regulatory submissions and product development initiatives in 2008. Additionally, we had previously stated that our goal was to hold SG&A expense flat versus the fourth quarter 2007 run rate, net of one-time or unusual events, and we are pleased that we also delivered this objective for the quarter.”
FINANCIAL OUTLOOK AND GUIDANCE
The Company reaffirms its specific annual revenue guidance for 2008 of total revenue between $95 million and $105 million.
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LMNX Reports First Quarter 2008 Results

May 8, 2008
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the first quarter ended March 31, 2008, on Thursday, May 8, 2008, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the ‘replay’ link.
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, Luminex’ ability to execute on the growth potential of its proprietary xMAP Technology-based products and platforms, Luminex’ ability to continue to develop new products that address unmet clinical and customer needs in growth market segments, Luminex’ ability to expand its assay product line and obtain regulatory approvals of any new products, market demand and acceptance of Luminex’ products, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Reports First Quarter 2008 Results

May 8, 2008
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,360	$27,233
Short-term investments	7,924	6,944
Accounts receivable, net	11,769	11,827
Inventory, net	7,437	6,508
Other	1,201	856

Total current assets	54,691	53,368

Property and equipment, net	12,423	12,673
Intangible assets, net	16,378	16,919
Goodwill	39,617	39,617
Other	900	982

Total assets	$124,009	$123,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,665	$3,346
Accrued liabilities	4,838	6,811
Deferred revenue and other	2,927	2,410

Total current liabilities	11,430	12,567
Long-term debt	3,566	2,976
Deferred revenue and other	4,638	4,536

Total liabilities	19,634	20,079

Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	193,223	191,218
Accumulated other comprehensive gain	48	(8)
Accumulated deficit	(88,931)	(87,765)

Total stockholders’ equity	104,375	103,480

Total liabilities and stockholders’ equity	$124,009	$123,559

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LMNX Reports First Quarter 2008 Results

May 8, 2008
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)
Revenue	$23,012	$16,607

Cost of revenue	7,755	6,251

Gross profit	15,257	10,356

Operating expenses:

Research and development	4,431	2,705

Selling, general and administrative	12,094	8,023

Total operating expenses	16,525	10,728

Loss from operations	(1,268)	(372)

Interest expense from long-term debt	(135)	(84)

Other income, net	320	606

Income taxes	(83)	(14)

Net (loss) income	$(1,166)	$136

Net (loss) income per share, basic	$(0.03)	$0.00

Shares used in computing net (loss) income per share, basic	35,422	31,970

Net (loss) income per share, diluted	$(0.03)	$0.00

Shares used in computing net (loss) income per share, diluted	35,422	33,077
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LMNX Reports First Quarter 2008 Results

May 8, 2008
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)
Operating activities:
Net (loss) income	$(1,166)	$136
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,656	540
Stock-based compensation	1,729	1,507
Loss on disposal of assets	—	54
Foreign currency translation and other	471	1
Changes in operating assets and liabilities:
Accounts receivable, net	51	(1,077)
Inventory, net	(929)	(32)
Prepaids and other	(294)	340
Accounts payable	290	(1,554)
Accrued liabilities	(2,381)	(3,126)
Deferred revenue	625	360

Net cash provided by (used in) operating activities	52	(2,851)

Investing activities:
Net purchases of held-to-maturity investments	(981)	7,525
Purchase of property and equipment	(787)	(1,605)
Acquisition of business, net of cash acquired	—	(1,991)

Net cash (used in) provided by investing activities	(1,768)	3,929

Financing activities:
Payments on debt	—	(12,227)
Proceeds from issuance of common stock	808	14

Net cash provided by (used in) financing activities	808	(12,213)

Effect of foreign currency exchange rate on cash	35	(84)
Change in cash and cash equivalents	(873)	(11,219)
Cash and cash equivalents, beginning of period	27,233	27,414

Cash and cash equivalents, end of period	$26,360	$16,195

Supplemental disclosure of cashflow information:
Interest and penalties paid	$2	$1,081

Supplemental disclosure of non-cash effect of acquisitions:
Purchase price	$—	$(47,001)
Common stock issued	—	41,755
Conversion of Tm options and warrants	—	2,315
Cash acquired	—	940

Acquisition, net of cash acquired	$—	$(1,991)

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